EMERGE CAPITAL CORP. MERCHANT BANKERS	109 North Post Oak Lane, Suite 422 Houston, TX 77024 TEL: 713-621-2737 FAX: 713-586-6678

Thursday, February 23, 2006
Company Press Release

Emerge Capital Corp. Sells Aim American Mortgage Subsidiary

HOUSTON, TEXAS - (PRWEB/VINTAGE NEWSWIRE) - Thursday, February 23, 2006

Emerge Capital Corp. (OTCBB:EMGC) announced today that the company has sold its interest in its residential mortgage lending subsidiary, Aim American Mortgage, Inc.

Emerge Capital President and CEO Tim Connolly commented “This sale is part of our continuing plan to focus our resources and capital in those areas we believe will provide the greatest return to our shareholders. Rising interest rates and softening housing markets led to our recent decision to divest ourselves of our real estate subsidiary, Lehigh, and our mortgage lending subsidiary. We can now concentrate our efforts on executing the Emerge Capital Corp. long term business plans.”

Emerge Capital Corp. provides Business Restructuring, Turnaround Management, and Advisory Services for emerging and re-emerging public and private companies through its wholly owned operating subsidiary, Corporate Strategies, Inc. (CSI). CSI helps micro-cap public companies accelerate growth, provides working capital strategies, funding alternatives and in select cases, makes direct investments in our client companies. CSI markets its turnaround services to hedge funds, institutional investors, and banks that have significant exposure in troubled micro-cap public companies. Typically, these companies are in operational or financial difficulty, may be in default of lending or equity agreements, and may be facing bankruptcy or liquidation if their operations are not turned around. CSI is compensated with cash payments on a monthly or quarterly basis, and the most significant part of our compensation is in outright grants of equity in the form of common stock, and/or warrants for purchasing common stock. We believe this compensation plan provides us with an opportunity to achieve venture capital like returns on our equity participation, and aligns our interests with the client company and its shareholders because our ultimate compensation is determined by successfully increasing shareholder value. This performance based arrangement clearly demonstrates that our interests are consistent with the goals of our clients, their shareholders, and the shareholders of Emerge Capital Corp.
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Contact: Darla Blaha
Emerge Capital Corp/Corporate Strategies, Inc. .
713-621-2737
 news@corporate-strategies.net

All statements included in this press release, other than statements of historical fact, are forward-looking statements. Although Management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors could cause actual results to differ materially from the expectations that are disclosed in this Press Release. While Emerge Capital Corp/Corporate Strategies, Inc. believes its forecasting assumptions are reasonable, there are factors that are hard to predict and influenced by economic and other conditions that are beyond Emerge Capital Corp/Corporate Strategies, Inc.'s control. Among the other important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in Emerge Capital Corp/Corporate Strategies, Inc.'s filings with the Securities and Exchange Commission.